Exhibit 99.3

NETWORK ENGINES, INC.

Amended and Restated Executive Retention Agreement

THIS AMENDED AND RESTATED EXECUTIVE RETENTION AGREEMENT (the “Agreement”) by and between Network Engines, Inc., a Delaware corporation (the “Company”), and Charles N. Cone III (the “Executive”) is made as of December 30, 2008 (the “Effective Date”). This Agreement amends, restates and supersedes, in its entirety, the Executive Retention Agreement dated October 12, 2008, previously in effect between the parties hereto.

WHEREAS, the Company recognizes that, as is the case with many publicly-held corporations, the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions which it may raise among key personnel, may result in the departure or distraction of key personnel to the detriment of the Company and its stockholders, and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of the Company’s key personnel without distraction from the possibility of a change in control of the Company and related events and circumstances.

NOW, THEREFORE, as an inducement for and in consideration of the Executive remaining in its employ, the Company agrees that the Executive shall receive the severance benefits set forth in this Agreement in the event the Executive’s employment with the Company is terminated under the circumstances described below subsequent to a Change in Control (as defined in Section 1.1) and in the event the Executive’s employment with the Company is terminated under circumstances not involving a Change in Control.

1.     Key Definitions.

As used herein, the following terms shall have the following respective meanings:

1.1           “Change in Control” means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection

(a)           the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this Section 1.1; or

(b)           such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board on the date of the execution of this Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(c)           the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(d)           approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

1.2           “Change in Control Date” means the first date during the Term (as defined in Section 2) on which a Change in Control occurs.  Anything in this Agreement to the contrary notwithstanding, if (a) a Change in Control occurs, (b) the Executive’s employment with the Company is terminated prior to the date on which the Change in Control occurs, and (c) it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with a Change in Control, then for all purposes of this Agreement the “Change in Control Date” shall mean the date immediately prior to the date of such termination of employment.

1.3           “Cause” means:

(a)           the Executive’s continued failure to perform [his/her] reasonable assigned duties as an officer of the Company (other than any such failure resulting from incapacity due to physical or mental illness or any failure after the Executive gives notice of termination for Good Reason), which failure is not cured within 30 days after a written demand for performance is received by the Executive from the Board of Directors of the Company which specifically identifies the manner in which the Board of Directors believes the Executive has not performed the Executive’s duties; or

(b)           the Executive’s willful engagement in illegal conduct or gross misconduct which is injurious to the Company.

For purposes of this Section 1.3, no act or failure to act by the Executive shall be considered “willful” unless it is done, or omitted to be done, in bad faith and without reasonable belief that the Executive’s action or omission was in the best interests of the Company.

1.4           “Good Reason” means the occurrence, without the Executive’s written consent, of any of the events or circumstances set forth in clauses (a) through (d) below.  Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless (x) the Executive gives the Company the Notice of Termination (as defined in Section 3.2(a)) no more than 90 days after the initial existence of such event or circumstance, (y) such event or circumstance has not been fully corrected and the Executive has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of the Company’s receipt of the Notice of Termination (provided that such right of correction by the Company shall only apply to the first Notice of Termination for Good Reason given by the Executive) and (z) the Executive’s termination of employment occurs within 12 months following the Change in Control Date.

(a)           any material diminution in the Executive’s duties, authority or responsibilities (including status, offices, titles and reporting requirements) in effect immediately prior to the earliest to occur of (i) the Change in Control Date, (ii) the date of the execution by the Company of the initial written agreement or instrument providing for the Change in Control or (iii) the date of the adoption by the Board of Directors of a resolution providing for the Change in Control (with the earliest to occur of such dates referred to herein as the “Measurement Date”);

(b)           a material reduction in the Executive’s annual base compensation as in effect on the Measurement Date or as the same was or may be increased thereafter from time to time; provided, however, that a reduction in the Executive’s cash bonus shall only be considered a material reduction in the Executive’s annual base compensation for purposes of this Section 1.4(b) if the amount and terms of such bonus are materially less favorable to the Executive relative to the Executive’s peers;

(c)           a change by the Company in the location at which the Executive performs [his/her] principal duties for the Company to a new location that causes the Executive’s commute to increase by more than 50 miles from [his/her] commute to the location at which the Executive performed [his/her] principal duties for the Company immediately prior to the Measurement Date; or

(d)           any material breach by the Company of this Agreement.

The Executive’s right to terminate [his/her] employment for Good Reason shall not be affected by [his/her] incapacity due to physical or mental illness.

1.5           “Disability” means the Executive’s absence from the full-time performance of the Executive’s duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative.

2.     Term of Agreement.  This Agreement, and all rights and obligations of the parties hereunder, shall take effect upon the Effective Date and shall expire upon the first to occur of (a) the expiration of the Term (as defined below) if a Change in Control has not occurred during the Term, (b) the termination of the Executive’s employment with the Company prior to the Change in Control Date, (c) the date 12 months after the Change in Control Date, if the Executive is still employed by the Company as of such later date, or (d) the fulfillment by the Company of all of its obligations under Sections 4 and 5.2 if the Executive’s employment with the Company terminates within 12 months following the Change in Control Date.  “Term” shall mean the period commencing as of the Effective Date and continuing in effect through December 31, 2010; provided, however, that commencing on January 1, 2011 and each January 1 thereafter, the Term shall be automatically extended for one additional year unless, not later than 90 days prior to the scheduled expiration of the Term (or any extension thereof), the Company shall have given the Executive written notice that the Term will not be extended; provided, further that the Executive is entitled to the severance benefits provided in Section 4.3 if the Executive’s employment is terminated without a Change in Control.

3.     Employment Status; Termination Following Change in Control.

3.1           Not an Employment Contract.  The Executive acknowledges that this Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive as an employee and that this Agreement does not prevent the Executive from terminating employment at any time.  If the Executive’s employment with the Company terminates for any reason and subsequently a Change in Control shall occur, the

Executive shall not be entitled to any benefits hereunder except as otherwise provided pursuant to Sections 1.2 and 4.3.

3.2           Termination of Employment.

(a)           If the Change in Control Date occurs during the Term, any termination of the Executive’s employment by the Company or by the Executive within 12 months following the Change in Control Date (other than due to the death of the Executive) shall be communicated by a written notice to the other party hereto (the “Notice of Termination”), given in accordance with Section 7.  Any Notice of Termination shall: (i) indicate the specific termination provision (if any) of this Agreement relied upon by the party giving such notice, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) specify the Date of Termination (as defined below).  The effective date of an employment termination (the “Date of Termination”) shall be the close of business on the date specified in the Notice of Termination (which date may not be less than 15 days or more than 120 days after the date of delivery of such Notice of Termination), in the case of a termination other than one due to the Executive’s death, or the date of the Executive’s death, as the case may be.  In the event the Company fails to satisfy the requirements of Section 3.2(a) regarding a Notice of Termination, the purported termination of the Executive’s employment pursuant to such Notice of Termination shall not be effective for purposes of this Agreement.

(b)           The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting any such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

(c)           Any Notice of Termination for Cause given by the Company must be given within 90 days of the occurrence of the event(s) or circumstance(s) which constitute(s) Cause.  Prior to any Notice of Termination for Cause being given (and prior to any termination for Cause being effective), the Executive shall be entitled to a hearing before the Board of Directors of the Company at which [he/she] may, at [his/her] election, be represented by counsel and at which [he/she] shall have a reasonable opportunity to be heard.  Such hearing shall be held on not less than 15 days prior written notice to the Executive stating the Board of Directors’ intention to terminate the Executive for Cause and stating in detail the particular event(s) or circumstance(s) which the Board of Directors believes constitutes Cause for termination.

(d)           Any Notice of Termination for Good Reason given by the Executive must be given within 60 days of the occurrence of the event(s) or circumstance(s) which constitute(s) Good Reason.

4.     Benefits to Executive.

4.1           Stock Acceleration. If the Change in Control Date occurs during the Term, then, effective upon any termination of the Executive’s employment by the Company without Cause or by the Executive for Good Reason, in each such case within 12 months following the

Change in Control Date, then subject to the Executive delivering an executed release in form and substance acceptable to the Company, (a) each outstanding option to purchase shares of Common Stock of the Company held by the Executive shall become immediately exercisable in full and shares of Common Stock of the Company received upon exercise of any options will no longer be subject to a right of repurchase by the Company and (b) each outstanding restricted stock award shall be deemed to be fully vested and will no longer be subject to a right of repurchase by the Company.

4.2           Compensation.  If the Change in Control Date occurs during the Term and the Executive’s employment with the Company terminates within 12 months following the Change in Control Date, then subject to the Executive delivering an executed release in form and substance acceptable to the Company within 60 days after the Date of Termination, the Executive shall, subject to Section 8.8, be entitled to the following benefits:

(a)           Termination Without Cause or for Good Reason.  If the Executive’s employment with the Company is terminated by the Company (other than for Cause, Disability or death) or by the Executive for Good Reason within 12 months following the Change in Control Date, then the Executive shall be entitled to the following benefits:

(i)            the Company shall pay to the Executive the aggregate of the following amounts in a lump sum in cash within the later of (x) 30 days after the Date of Termination and (y) 30 days after the delivery of the executed release:

(1)           the sum of (A) the Executive’s base salary through the Date of Termination, (B) the pro-rata portion of the bonus earned for the bonus period in which the termination occurs, determined based on the number of days during the applicable bonus period in which the Executive was employed and (C) the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not previously paid (the sum of the amounts described in clauses (A), (B), and (C) shall be hereinafter referred to as the “Accrued Obligations”); and

(2)           the amount equal to one multiplied by the Executive’s highest annual base salary during the five-year period prior to the Change in Control Date.

(ii)           for 12 months after the Date of Termination, the Company shall continue to provide medical and dental benefits to the Executive and the Executive’s family at least equal to those which would have been provided to them if the Executive’s employment had not been terminated, in accordance with the applicable benefit plans in effect on the Measurement Date; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive a particular type of benefits (e.g., health insurance benefits) from such employer on terms at least as favorable to the Executive and [his/her] family as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to the Executive and [his/her] family; and

(iii)                               to the extent not previously paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive following the Date of Termination under any plan, program, policy, practice, contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”).

(b)                                 Termination for Death or Disability.  If the Executive’s employment with the Company is terminated by reason of the Executive’s death or Disability within 12 months following the Change in Control Date, then the Company shall (i) pay the Executive (or [his/her] estate, if applicable), in a lump sum in cash within 30 days after the Date of Termination, the Accrued Obligations and (ii) timely pay or provide to the Executive the Other Benefits.

(c)                                  Resignation Without Good Reason; Termination for Cause.  If the Executive voluntarily terminates [his/her] employment with the Company within 12 months following the Change in Control Date, excluding a termination for Good Reason, or if the Company terminates the Executive’s employment with the Company for Cause within 12 months following the Change in Control Date, then the Company shall (i) pay the Executive, in a lump sum in cash within 30 days after the Date of Termination, the sum of (A) the Executive’s annual base salary accrued and unpaid through the Date of Termination and (B) the amount of any compensation previously deferred by the Executive, in each case to the extent not previously paid, and (ii) timely pay or provide to the Executive the Other Benefits.

4.3                                 Compensation Upon Termination Without a Change in Control.  If the Executive’s employment with the Company terminates without a Change in Control, the Executive shall, subject to Section 8.8, be entitled to the following benefits:

(a)                                  Termination Without Cause.  If the Executive’s employment with the Company is terminated by the Company (other than for Cause, Disability or death) without a Change in Control, then subject to the Executive delivering an executed release in form and substance acceptable to the Company within 60 days after the Date of Termination, the Executive shall be entitled to the following benefits:

(i)                                     the Company shall pay to the Executive the aggregate of the following amounts in a lump sum in cash within the later of (x) 30 days after the Date of Termination and (y) 30 days after the delivery of the executed release:

(1)                                  the Accrued Obligations; and

(2)                                  the amount equal to .5 multiplied by the Executive’s highest annual base salary during the five-year period prior to the Change in Control Date.

(ii)                                  for 6 months after the Date of Termination, the Company shall continue to provide medical and dental benefits to the Executive and the Executive’s family at least equal to those which would have been provided to them if the Executive’s employment had not been terminated, in accordance with the applicable benefit plans in effect on the Date of Termination; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive a particular type of benefits (e.g., health insurance benefits) from such employer on terms at least as favorable to the Executive and [his/her] family as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to the Executive and [his/her] family; and

(iii)                               to the extent not previously paid or provided, the Company shall timely pay or provide to the Executive the Other Benefits.

(b)                                 Termination for Death or Disability.  If the Executive’s employment with the Company is terminated by reason of the Executive’s death or Disability without a Change in Control, then the Company shall (i) pay the Executive (or [his/her] estate, if applicable), in a lump sum in cash within 30 days after the Date of Termination, the Accrued Obligations and (ii) timely pay or provide to the Executive the Other Benefits.

(c)                                  Resignation; Termination for Cause.  If the Executive voluntarily terminates [his/her] employment with the Company without a Change in Control, or if the Company terminates the Executive’s employment with the Company for Cause without a Change in Control, then the Company shall (i) pay the Executive, in a lump sum in cash within 30 days after the Date of Termination, the sum of (A) the Executive’s annual base salary accrued and unpaid through the Date of Termination and (B) the amount of any compensation previously deferred by the Executive, in each case to the extent not previously paid, and (ii) timely pay or provide to the Executive the Other Benefits.

4.4                                 Taxes.

(a)                                  Notwithstanding any other provision of this Agreement, except as set forth in Section 4.4(b), in the event that the Company undergoes a  “Change in Ownership or Control” (as defined below) the Company shall not be obligated to provide to the Executive a portion of any “Contingent Compensation Payments” (as defined below) that the Executive would otherwise be entitled to receive to the extent necessary to eliminate any “excess parachute payments” (as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) for the Executive.  For purposes of this Section 4.4, the Contingent Compensation Payments so eliminated shall be referred to as the “Eliminated Payments” and the aggregate amount (determined in accordance with Treasury Regulation Section 1.280G-1, Q/A-30 or any successor provision) of the Contingent Compensation Payments so eliminated shall be referred to as the “Eliminated Amount.”

(b)                                 Notwithstanding the provisions of Section 4.4(a), no such reduction in Contingent Compensation Payments shall be made if (i) the Eliminated Amount (computed without regard to this sentence) exceeds (ii) 110% of the aggregate present value (determined in accordance with Treasury Regulation Section 1.280G-1, Q/A-31 and Q/A-32 or any successor provisions) of the amount of any additional taxes that would be incurred by the Executive if the Eliminated Payments (determined without regard to this sentence) were paid to [him/her] (including, state and federal income taxes on the Eliminated Payments, the excise tax imposed by Section 4999 of the Code payable with respect to all of the Contingent Compensation Payments in excess of the Executive’s “base amount” (as defined in Section 280G(b)(3) of the Code), and any withholding taxes).  The override of such reduction in

Contingent Compensation Payments pursuant to this Section 4.4(b) shall be referred to as a “Section 4.4(b) Override.”  For purpose of this paragraph, if any federal or state income taxes would be attributable to the receipt of any Eliminated Payment, the amount of such taxes shall be computed by multiplying the amount of the Eliminated Payment by the maximum combined federal and state income tax rate provided by law.

(c)                                  For purposes of this Section 4.4 the following terms shall have the following respective meanings:

(i)                                     “Change in Ownership or Control” shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 280G(b)(2) of the Code.

(ii)                                  “Contingent Compensation Payment” shall mean any payment (or benefit) in the nature of compensation that is made or made available (under this Agreement or otherwise) to a “disqualified individual” (as defined in Section 280G(c) of the Code) and that is contingent (within the meaning of Section 280G(b)(2)(A)(i) of the Code) on a Change in Ownership or Control of the Company.

(d)                                 Any payments or other benefits otherwise due to the Executive following a Change in Ownership or Control that could reasonably be characterized (as determined by the Company) as Contingent Compensation Payments (the “Potential Payments”) shall not be made until the dates provided for in this Section 4.4(d).  Within 30 days after each date on which the Executive first becomes entitled to receive (whether or not then due) a Contingent Compensation Payment relating to such Change in Ownership or Control, the Company shall determine and notify the Executive (with reasonable detail regarding the basis for its determinations) (i) which Potential Payments constitute Contingent Compensation Payments, (ii) the Eliminated Amount and (iii) whether the Section 4.4(b) Override is applicable.  Within 30 days after delivery of such notice to the Executive, the Executive shall deliver a response to the Company (the “Executive Response”) stating either (A) that [he/she] agrees with the Company’s determination pursuant to the preceding sentence or (B) that [he/she] disagrees with such determination, in which case [he/she] shall set forth (i) which Potential Payments should be characterized as Contingent Compensation Payments, (ii) the Eliminated Amount and (iii) whether the Section 4.4(b) Override is applicable.  In the event that the Executive fails to deliver an Executive Response on or before the required date, the Company’s initial determination shall be final.  If and to the extent that any Contingent Compensation Payments are required to be treated as Eliminated Payments pursuant to this Section 4.4, then the Payments shall be reduced or eliminated, as determined by the Company, in the following order: (i) any cash payments, (ii) any taxable benefits, (iii) any nontaxable benefits, and (iv) any vesting of equity awards in each case in reverse order beginning with payments or benefits that are to be paid the farthest in time from the date that triggers the applicability of the excise tax, to the extent necessary to maximize the Eliminated Payments.  If the Executive states in the Executive Response that [he/she] agrees with the Company’s determination, the Company shall make the Potential Payments to the Executive within three business days following delivery to the Company of the Executive Response (except for any Potential Payments which are not due to be made until after such date, which Potential Payments shall be made on the date on which they are due).  If the Executive states in the Executive Response that [he/she] disagrees with the Company’s determination, then, for a period of 60 days following delivery of the Executive Response, the Executive and the Company shall use good faith efforts to resolve such dispute.  If such dispute is not resolved within such 60-day period, such dispute shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction.  The Company shall, within three business days following delivery to the Company of the Executive Response, make to the Executive those Potential Payments as to which there is no dispute between the Company and the Executive regarding whether they should be made (except for any such Potential Payments which are not due to be made until after such date, which Potential Payments shall be made on the date on which they are due).  The balance of the Potential Payments shall be made within three business days following the resolution of such dispute.  Subject to the limitations contained in Sections 4.4(a) and (b) hereof, the amount of any payments to be made to the Executive following the resolution of such dispute shall be increased by amount of the accrued interest thereon computed at the prime rate announced from time to time by Silicon Valley Bank, compounded monthly from the date that such payments originally were due.

(e)                                  The provisions of this Section 4.4 are intended to apply to any and all payments or benefits available to the Executive under this Agreement or any other agreement or plan of the Company under which the Executive receives Contingent Compensation Payments.

4.5                                 Mitigation.  The Executive shall not be required to mitigate the amount of any payment or benefits provided for in this Section 4 by seeking other employment or otherwise. Further, except as provided in Section 4.2(a)(ii) and 4.3(a)(ii), the amount of any payment or benefits provided for in this Section 4 shall not be reduced by any compensation earned by the Executive as a result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or otherwise.

5.               Disputes.

5.1                                 Settlement of Disputes; Arbitration.  All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board of Directors of the Company and shall be in writing.  Any denial by the Board of Directors of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon.  The Board of Directors shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim.  Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

5.2                                 Expenses.  The Company agrees to pay as incurred, to the full extent permitted by law, all legal, accounting and other fees and expenses which the Executive may reasonably incur as a result of any claim or contest (assuming that the outcome thereof is determined in favor of the Executive) by the Company, the Executive or others regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive regarding the amount of any payment or benefits pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

6.               Successors.

6.1                                 Successor to Company.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no such succession had taken place.  Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a breach of this Agreement and shall constitute Good Reason if the Executive elects to terminate employment, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.  As used in this Agreement, “Company” shall mean the Company as defined above and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.

6.2                                 Successor to Executive.  This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If the Executive should die while any amount would still be payable to the Executive or [his/her] family hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive’s estate.

7.               Notice.  All notices, instructions and other communications given hereunder or in connection herewith shall be in writing.  Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) prepaid via a reputable nationwide overnight courier service, in each case addressed to the Company, at 25 Dan Road, Canton, Massachusetts 02021, and to the Executive at the Executive’s address indicated on the signature page of this Agreement (or to such other address as either the Company or the Executive may have furnished to the other in writing in accordance herewith).  Any such notice, instruction or communication shall be deemed to have been delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service. Either party may give any notice, instruction or other communication hereunder using any other means, but no such notice, instruction or other communication shall be deemed to have been duly delivered unless and until it actually is received by the party for whom it is intended.

8.               Miscellaneous.

8.1                                 Employment by Subsidiary.  For purposes of this Agreement, the Executive’s employment with the Company shall not be deemed to have terminated solely as a result of the Executive continuing to be employed by a wholly-owned subsidiary of the Company.

8.2                                 Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

8.3                                 Injunctive Relief.  The Company and the Executive agree that any breach of this Agreement by the Company is likely to cause the Executive substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Executive shall have the right to specific performance and injunctive relief.

8.4                                 Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.

8.5                                 Waivers.  No waiver by the Executive at any time of any breach of, or compliance with, any provision of this Agreement to be performed by the Company shall be deemed a waiver of that or any other provision at any subsequent time.

8.6                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

8.7                                 Tax Withholding.  Any payments provided for hereunder shall be paid net of any applicable tax withholding required under federal, state or local law.

8.8                                 Compliance with Section 409A.  Subject to the provisions in this Section 8.8, any severance payments or benefits under this Agreement shall begin only upon the date of the Executive’s “separation from service” (determined as set forth below) which occurs on or after the Date of Termination.  The following rules shall apply with respect to distribution of the payments and benefits, if any, to be provided to the Executive under this Agreement:

(a)                                  It is intended that each installment of the severance payments and benefits provided under this Agreement shall be treated as a separate “payment” for purposes of Section 409A of the Code and the guidance issued thereunder (“Section 409A”).  Neither the Company nor the Executive shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A.

(b)                                 If, as of the date of the Executive’s “separation from service” from the Company, the Executive is not a “specified employee” (within the meaning of Section 409A), then each installment of the severance payments and benefits shall be made on the dates and terms set forth in this Agreement.

(c)                                  If, as of the date of the Executive’s “separation from service” from the Company, the Executive is a “specified employee” (within the meaning of Section 409A), then:

(i)                                     Each installment of the severance payments and benefits due under this Agreement that, in accordance with the dates and terms set forth herein, will in all circumstances, regardless of when the separation from service occurs, be paid within the Short-Term Deferral Period (as hereinafter defined) shall be treated as a short-term deferral within the meaning of Treasury Regulation Section 1.409A-1(b) (4) to the maximum extent permissible under Section 409A.  For purposes of this Agreement, the “Short-Term Deferral Period” means the period ending on the later of the fifteenth day of the third month following the end of the Executive’s tax year in which the separation from service occurs and the fifteenth day of the third month following the end of the Company’s tax year in which the separation from service occurs; and

(ii)                                  Each installment of the severance payments and benefits due under this Agreement that is not described in paragraph (c)(i) above and that would, absent this subsection, be paid within the six-month period following the Executive’s “separation from service” from the Company shall not be paid until the date that is six months and one day after such separation from service (or, if earlier, the Executive’s death), with any such installments that are required to be delayed being accumulated during the six-month period and paid in a lump sum on the date that is six months and one day following the Executive’s separation from service and any subsequent installments, if any, being paid in accordance with the dates and terms set forth herein; provided, however, that the preceding provisions of this sentence shall not apply to any installment of severance payments and benefits if and to the maximum extent that that such installment is deemed to be paid under a separation pay plan that does not provide for a deferral of compensation by reason of the application of Treasury Regulation 1.409A-1(b)(9)(iii) (relating to separation pay upon an involuntary separation from service).  Any installments that qualify for the exception under Treasury Regulation Section 1.409A-1(b)(9)(iii) must be paid no later than the last day of the Executive’s second taxable year following the taxable year in which the separation from service occurs.

(d)                                 The determination of whether and when the Executive’s separation from service from the Company has occurred shall be made and in a manner consistent with, and based on the presumptions set forth in, Treasury Regulation Section 1.409A-1(h).  Solely for purposes of this paragraph (d), “Company” shall include all persons with whom the Company would be considered a single employer under Section 414(b) and 414(c) of the Code.

(e)                                  All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirements that (i) any reimbursement is for expenses incurred during the Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit.

(f)                                    Notwithstanding anything herein to the contrary, the Company shall have no liability to the Executive or to any other person if the payments and benefits provided hereunder that are intended to be exempt from or compliant with Section 409A are not so exempt or compliant.

8.9                                 Entire Agreement.  This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

8.10                           Amendments.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

8.11                           Executive’s Acknowledgements.  The Executive acknowledges that [he/she]: (a) has read this Agreement; (b) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Executive’s own choice or has voluntarily declined to seek such counsel; (c) understands the terms and consequences of this Agreement; and (d) understands that the law firm of WilmerHale is acting as counsel to the Company in connection with the transactions contemplated by this Agreement, and is not acting as counsel for the Executive.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

NETWORK ENGINES, INC.

By:	/s/ Douglas G. Bryant

Title:	CFO

Charles N. Cone, III

/s/ Charles N. Cone, III

Address: